SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 6, 2006


                               BIRCH BRANCH, INC.
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             (Exact name of registrant as specified in its charter)


           Colorado                    333-126654                  84-1124170
-----------------------------          ----------                 ------------
 (State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)               File Number)                 ID Number)


            2560 W. Main Street, Suite 200, Littleton, Colorado 80120
           ----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code      (303) 794-9450
                                                        --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.01.   Completion of Acquisition or Disposition of Assets.

     On December 6, 2006, we entered into an Asset Purchase Agreement ("Purchase Agreement") with Michael L. Schumacher, one of our then officers, directors and majority shareholders, pursuant to which we sold a substantial portion of our assets consisting of five lots of real property located in Keith County, Nebraska including a studio and bed and breakfast facility in exchange for the purchaser's release of a $430,000 promissory note secured by the assets transferred, a release of all other liability for funds advanced by the purchaser to Birch Branch and cancellation of 12,500 shares of his Birch Branch common stock. We determined that the consideration received for the assets was fair and equitable to us since the assets generated no revenue and we were relieved of substantial debt.


Item 5.01.  Changes in Control of Registrant.

     On December 6, 2006 (the "Closing Date"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") Mathis Family Partners Ltd., Lazzeri Family Trust and Timothy Brassel and/or assigns purchased 190,625, 190,625 and 381,250 shares, respectively, of our common stock for an aggregate of $450,000 cash. The source of the funds paid was personal funds of the investors. In accordance with the Stock Purchase Agreement, all officers and directors resigned their positions with us effective as of the Closing Date and appointed Earnest Mathis and Robert Lazzeri as our directors.

     As a result of the purchase of our shares of common stock, Mathis Family Partners Ltd., Lazzeri Family Trust and Timothy Brassel and/or assigns own approximately 14.9%, 14.9% and 29.9%, respectively, of the issued and outstanding shares of our common stock. Earnest Mathis and Robert Lazzeri are our current officers and directors and Mr. Mathis is also the General Partner of the Mathis Family Partners Ltd. and Mr. Lazzeri is the Trustee of the Lazzeri Family Trust. Accordingly, Mr. Mathis and Mr. Lazzeri each indirectly own 14.9% of the issued and outstanding shares of our common stock.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

     Effective as of December 6, 2006 and pursuant to the Stock Purchase Agreement, Michael L. Schumacher, President, Treasurer, Chief Financial Officer and Director and George A. Powell, Secretary and Director resigned their positions as officers and directors and appointed Earnest Mathis and Robert Lazzeri as our Directors. Mr. Mathis was appointed Chief Executive Officer and Mr. Lazzeri was appointed as our Chief Financial Officer and Secretary. Neither Mr. Mathis nor Mr. Lazzeri have employment agreements with us.



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     Mr. Mathis, age 47, has been Xedar Corporation's Chief Executive Officer,
Chief Financial Officer and a member of the Board of Directors from December 2005 to the present. From July 2005 to the present, Mr. Mathis has been a VitaCube Systems Holdings, Inc. Director. From March 2005 to November 2006, Mr. Mathis was VitaCube Systems Holdings, Inc.'s, Chairman, Chief Operating Officer and President. From February 2003 to the present, Mr. Mathis has been a manager and member of Louisiana Land Acquisitions, LLC, which holds real property. From December 2004 to present, Mr. Mathis has been a manager or Trinidad Golf, LLC, a golf course development company. From October 2004 to present, Mr. Mathis has been a manager of Trinidad Land Co., LLC, which holds real property. From June 2002 to June 2003, Mr. Mathis was the President and a Director of Instanet, Inc. Instanet was a publicly-held shell corporation. In August 2003, Instanet acquired VitaCube Systems Holdings, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director at that time. From April 2002 to July 2006, Mr. Mathis was the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Petramerica Oil, Inc., a publicly-held shell corporation. From February 2001 to December 2002, Mr. Mathis was the President, Chief Financial Officer and a member of the Board of Directors of Care Concepts, Inc., a publicly-held shell corporation. From January 1999 to January 2002, Mr. Mathis was Chief Executive Officer and Chief Financial Officer of Milestone Capital, Inc. and served as the company's sole Director. Milestone was a publicly-held shell corporation. In January 2002, Milestone acquired Elite Agents, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director at that time. From January 1987 to the present, Mr. Mathis has been President and a member of the Board of Directors of Inverness Investments, a privately-held financial consulting company in Denver, Colorado. From February 1998 to the present, Mr. Mathis has served as Manager of Amerigolf, LLC, a golf course development company. From January 1997 to the present, Mr. Mathis has served as President of Integrated Medical Services, Inc.
(IMS). IMS transports and processes medical waste from small and large generators of medical waste. In March 1999, IMS sold 100% of its assets to publicly held Stericycle, Inc. In March 2002, Mr. Mathis became one of the founding members and managers of Waveland Ventures, LLC, a capital management company with emphasis in managing economic redevelopment and stimulation programs for governmental entities. He also is a managing director of Waveland Colorado Ventures, LLC, a Certified Capital Company. Mr. Mathis attended Denver University where he studied finance and since 1992, has been a member of the Denver Society of Securities Analysts.

     Mr. Lazzeri, age 45, is a private investor and business executive. From August 2006 to the present, Mr. Lazzeri has been a Principal with Inverness Investments, Inc., a privately-held financial consulting company in Littleton, Colorado. From February 2003 to present, Mr. Lazzeri has been a Managing Member of Black Diamond Industries, LLC, a privately-held strategic investment company. From October 1999 to April 2002 Mr. Lazzeri was Chief Executive Officer and Director of PentaStar Communications, Inc. From 1989 to October 1999 Mr. Lazzeri was a Senior Vice President of Daniels & Associates, L.P, an investment bank in Denver, Colorado. From 1983 to 1989 Mr. Lazzeri was in Public Accounting and Corporate Finance. Mr. Lazzeri graduated with a Bachelor of Science degree in Accounting from the University of Colorado and is a CPA.








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Item 8.01.  Other Events.

     Effective December 6, 2006, the address of the Company's executive offices will be 2560 W. Main Street, Suite 200, Littleton, Colorado 80120 and its telephone numbers will be (303) 794-9450.


Item 9.01.  Financial Statements and Exhibits.

       (d)  Exhibits

            2.1  Asset Purchase Agreement



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Birch Branch, Inc.



Date:  December 7, 2006              /s/ Earnest Mathis
                                     ---------------------------------------
                                     Earnest Mathis, Chief Executive Officer






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